Exhibit 99.1

MileagePlus Investor Presentation June 15, 2020

2 Certain statements in this presentation are forward - looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance . Such forward - looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward - looking statements . Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “remains,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “goals,” “targets” and similar expressions are intended to identify forward - looking statements . Additionally, forward - looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured . All forward - looking statements in this report are based upon information available us on the date of this presentation . We undertake no obligation to publicly update or revise any forward - looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law . Our actual results could differ materially from these forward - looking statements due to numerous factors including, without limitation, the following : the duration and spread of the ongoing global COVID - 19 pandemic and the outbreak of any other disease or similar public health threat and the impact on our business, results of operations and financial condition ; the risk that the MileagePlus Financing is not completed ; the lenders’ ability to accelerate the MileagePlus indebtedness, foreclose upon the collateral securing the MileagePlus indebtedness or exercise other remedies if we are not able to comply with the covenants in the MileagePlus Financing agreement ; the final terms of borrowing pursuant to the Loan Program under the CARES Act, if any, and the effects of the grant and promissory note through the Payroll Support Program under the CARES Act ; the costs and availability of financing ; our significant amount of financial leverage from fixed obligations and ability to seek additional liquidity and maintain adequate liquidity ; our ability to comply with the terms of its various financing arrangements ; the material disruption of our strategic operating plan as a result of the COVID - 19 pandemic and our ability to execute our strategic operating plans in the long term ; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets) ; risks of doing business globally, including instability and political developments that may impact our operations in certain countries ; demand for travel and the impact that global economic and political conditions have on customer travel patterns ; our capacity decisions and the capacity decisions of our competitors ; competitive pressures on pricing and on demand ; changes in aircraft fuel prices ; disruptions in our supply of aircraft fuel ; our ability to cost - effectively hedge against increases in the price of aircraft fuel, if we decide to do so ; the effects of any technology failures, cybersecurity or significant data breaches ; disruptions to services provided by third - party service providers ; potential reputational or other impact from adverse events involving our aircraft or operations, the aircraft or operations of our regional carriers or our code share partners or the aircraft or operations of another airline ; our ability to attract and retain customers ; the effects of any terrorist attacks, international hostilities or other security events, or the fear of such events ; the mandatory grounding of aircraft in our fleet ; disruptions to our regional network as a result of the COVID - 19 pandemic or otherwise ; the impact of regulatory, investigative and legal proceedings and legal compliance risks ; the success of our investments in other airlines, including in other parts of the world, which involve significant challenges and risks, particularly given the impact of the COVID - 19 pandemic ; industry consolidation or changes in airline alliances ; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers ; costs associated with any modification or termination of our aircraft orders ; disruptions in the availability of aircraft, parts or support from our suppliers ; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups ; any disruptions to operations due to any potential actions by our labor groups ; labor costs ; the impact of any management changes ; extended interruptions or disruptions in service at major airports where we operate ; U . S . or foreign governmental legislation, regulation and other actions (including Open Skies agreements, environmental regulations and the United Kingdom’s withdrawal from the European Union) ; the seasonality of the airline industry ; weather conditions ; the costs and availability of aviation and other insurance ; our ability to realize the full value of our intangible assets and long - lived assets ; any impact to our reputation or brand image and other risks and uncertainties set forth under Part I, Item 1 A . , “Risk Factors,” of our Annual Report on Form 10 - K for the fiscal year ended December 31 , 2019 , as updated by our Quarterly Report on Form 10 - Q for the fiscal quarter ended March 31 , 2020 , and our Current Report on Form 8 - K filed on June 15 , 2020 , as well as other risks and uncertainties set forth from time to time in the reports we file with the U . S . Securities and Exchange Commission . Safe Harbor Statement

Certain Limitations

The contents of this presentation are not to be construed as legal, regulatory, business, tax or accounting advice. You should consult your own attorney, business advisor, tax advisor and accountant as to legal, regulatory, business, tax and accounting advice. Under no circumstances is this presentation or the information contained herein to be construed as a prospectus, offering memorandum or advertisement. This presentation is not, and is not intended to be, an offer to sell, or a solicitation of an offer to purchase, any securities or other interest in United Airlines Holdings, Inc. or any of its subsidiaries (the "Company").

The Company and its affiliates, officers, directors, employees, professional advisors and agents do not accept responsibility or liability for this presentation or its contents (except to the extent that such liability cannot be excluded by law).

The distribution of this presentation in certain jurisdictions may be restricted by law.

Non-GAAP Financial Measures

United Airlines Holdings, Inc. ("UAL") and MileagePlus Holdings ("MPH"), evaluate their financial performance utilizing various accounting principles generally accepted in the United States of America (GAAP) and non-GAAP financial measures. UAL provides non-GAAP financial metrics, including (i) earnings before interest, taxes, depreciation and amortization and aircraft rent (EBITDAR), (ii) Adjusted EBITDAR, which is EBITDAR excluding unrealized (gains) losses on investments and special charges that management believes are not indicative of UAL's ongoing performance, (iii) earnings before interest, taxes depreciation and amortization (EBITDA), (iv) Adjusted EBITDA, which is EBITDA excluding special charges, non-operating credit losses and unrealized (gains) losses on investments, and (v) adjusted debt.
MPH provides non-GAAP financial metrics including EBITDA.

We believe these non-GAAP financial metrics provide useful supplemental information for management and investors. For additional information relating to special charges, see Note 14 to the financial statements contained in Part II, Item 8 of UAL's Form 10-K filed with the U.S. Securities and Exchange Commission (the "SEC") on February 25, 2020 and Note 11 to the financial statements contained in Part I, Item 1 of UAL's Form 10-Q filed with the SEC on May 4, 2020.

Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial statements presented herein and the annex hereto, as applicable.

UNITED MileagePlus 3

Agenda 1. Summary Overview 2. MileagePlus Overview 3. MileagePlus Key Highlights 4. MileagePlus Financial Overview 5. Transaction Structure Overview 6. United Recent Developments Appendix A: United liquidity and capitalization Appendix B: Non - GAAP Reconciliations

Summary Overview

Executive summary

United has obtained a $5B financing commitment through an innovative financing structure secured by the MileagePlus Loyalty Program demonstrating its long-term stable cash flows and criticality to United

- United Airlines ("United" or "UAL") is one of the world's leading airlines
- United's customer loyalty program, MileagePlus Holdings ("MPH"), is a core United asset which generates significant stable free cash flows, strong EBITDA margins, and value-creating loyalty from our customers
  - Over 100 million total members
  - ~$5.3B cash flows from sales in 2019 (~12% of total United revenue) and $1.8B EBITDA (~26% of total United adjusted EBITDAR)[1]
- United intends to execute a $5.0B strategic financing for MPH to raise proceeds for incremental liquidity
  - The MPH financing facility (the "Facility") is a long term strategic financing program and is expected to be syndicated as a Senior Secured Term Loan[2]
  - The Facility will be secured on a first lien basis on substantially all assets of Mileage Plus (including IP and cash collections)[3]. In addition, the financing benefits from parent guarantees from United Airlines, Inc., United Airlines Holdings, Inc. and subsidiary guarantees from certain other subsidiaries
  - Goldman Sachs is acting as Sole Structuring Agent; Goldman Sachs, Barclays and Morgan Stanley are acting as Joint Lead Arrangers

[1] Figures as a percentage of United 2019 revenue and adjusted EBITDAR. Adjusted EBITDAR for UAL and EBITDA for MPH are non-GAAP measures. Figure also includes cash flows from United For a reconciliation to GAAP, see Appendix B. [2] The Facility may be replaced or refinanced in whole or in part with privately placed debt securities secured on a *pari passu* basis by the same collateral. [3] Other than Excluded Property, as defined in the definitive documentation for the Facility.

6

United recent developments summary

During the COVID-19 crisis United has adjusted its capacity, expenses and capital investment to maximize its liquidity position

- United expects to have ~$17B of available liquidity at end of 3Q20 pro forma for this transaction and the $4.5B expected to be available to United through the CARES Act loan program[3]
- Recent demand trends
  - United continues to see steady improvement in demand in the domestic United States and certain international destinations
    - More than 70% reduction in customer cancellation rates since the high rates experienced in April
  - June ticketed passenger revenue is expected to be up close to 400% versus April; July passenger revenue is expected to be up 50% to 100% compared to June 2020 passenger revenue estimates
  - Net bookings for the remainder of 2Q20 and 3Q20 have remained positive since the end of May
    - As a result, July 2020 capacity is expected to be down ~75% – almost double the June 2020 schedule
    - July passenger revenue is expected to be up 50% to 100% as compared to June 2020
  - Including cargo and other revenue, total revenue is expected to be down ~88% in 2Q20
- Reduced operating expenses
  - Operating expense, excluding special charges, in 2Q20 are expected to decline by ~53% YOY; operating expenses excluding specials, salaries and depreciation are expected to decline by ~72% in 2Q20 or $4.6B[1]
  - On track to achieve more than $2.5B of reductions in adjusted capital expenditures, bringing expected full-year adjusted capital expenditures to below $4.5B[2]
- Average daily cash burn[4] expected to be at low end of previously-provided guidance range at ~$40M in 2Q20 and expected to be ~$30M for 3Q20

[1] Operating expenses excluding special charges, salaries and related costs and depreciation is a non-GAAP measure and certain components, including special charges, are not determinable at this time. Accordingly, United is not providing this guidance on a GAAP basis. [2] Non-GAAP measure that includes projects acquired through the issuance of debt and finance leases. Non-cash capital expenditures are not determinable at this time. Accordingly, United does not provide capital expenditures guidance on a GAAP basis. [3] Includes undrawn $2 billion revolving credit facility. [4] Cash burn is defined as: Net cash from operations, less investing and financing activities. Proceeds from the issuance of new debt (excluding expected aircraft financing), government grants associated with the Payroll Support Program of the CARES Act and issuance of new stock are not included in this figure.

UNITED MileagePlus 7

MileagePlus Overview

United Airlines' MileagePlus loyalty program overview

MileagePlus, established in 1981, is a global leader in loyalty; today, MPH is rated in the top 3 loyalty programs by value globally[1]

- Builds customer loyalty for United by offering awards, benefits and services to program participants
- Generates cash flow from the sale of miles to United and third party partners

MileagePlus is a core United asset which generates significant stable free cash flows, strong EBITDA margins, and value-creating loyalty from our customers

$5.3 billion
2019 cash flow from sales

$1.8 billion & 34%
2019 EBITDA and margin[2]

100+ million
current total members

110+
current accrual and redemption partners

9%
active member[3] CAGR (2017 – 2019)

50%+
of United flight revenues from MPH members (2015 – 2019)

Almost 10%
member United flight revenue CAGR (2017 – 2019)

2x
United flight revenue growth rate vs non-members (2017 – 2019)

[1] Stifel: April 2020 Note; On Point Loyalty: ON POINT LOYALTY 2020 REPORT TOP 100 MOST VALUABLE AIRLINE LOYALTY PROGRAMS. [2] Represents EBITDA / Cash flow from sales. EBITDA for MPH is a non-GAAP financial measure. Figure includes cash flows from United. For a reconciliation to GAAP, see Appendix B. [3] Active members are defined as MileagePlus members who conducted flight or program activity in the past 18 months.

UNITED MileagePlus

9

MileagePlus overview – earning and redeeming miles

Related cash flow stratification

Ways Members Earn Miles

1. Spending on an MPH credit card or with MPH partners
2. Flying on United or selected Star Alliance and other airline partners
3. Members may also buy miles directly from MPH

71%
2019 cash flow from sales: miles purchased by third party partners

29%
2019 cash flow from sales: miles purchased by United

Ways Members Redeem Miles

1. Purchase flights on United and other air-travel partners
2. Redeem through other third party partners; e.g. hotel stays from Marriott, car rentals, etc.

Travel vs non-travel[1] ***United % of travel[1]***


Other
3 %
Travel
97 %
Other
20 %
United
80 %

[1] Percentage of 2019 redemption volume.

UNITED MileagePlus 10

MileagePlus overview – illustrative miles earning transaction

(1) Spending with MPH third party partners

71% of cash flow from sales

MPH member:	*MPH program:*
Customer signs up for MPH credit card or transacts with partner	Multiple mileage earning opportunities through numerous third-parties
Customer spends $10,000 with partner and earns 15K miles	Partner buys 15K miles at $0.02 per mile ($300 in MPH revenue)
Customer redeems 15K miles for United flight	MPH buys seat from United for $0.01 per mile or $150 for a 50% profit

(2) Flying on United [1]

29% of cash flow from sales

MPH member:	*MPH program:*
Customer joins MPH loyalty program	MPH loyalty program grows
Customer purchases United tickets for $3,000 and earns 15K miles	United buys 15K miles from MPH at a minimum rate of $0.01 per mile + an additional margin[2]
Customer redeems 15K miles for United flight	MPH buys seat from United at $0.01 per mile or $150 (at cost)[3]

[1] Members may also acquire miles directly from MPH. [2] The price at which United buys miles from MPH is subject to adjustment such that MPH's United related EBITDA margin (defined as the quotient of (i) United related revenue, *minus* MPH operating expenses excluding depreciation and amortization, *minus* estimated future redemption cost of miles sold, divided by (ii) United related revenue) is at least 20%. [3] Redemption rate fixed at $0.01 per mile. Note: All values, unless otherwise indicated, are illustrative.

UNITED MileagePlus 11

MileagePlus overview – pricing and cash flow mechanics



UNITED
Redemption of Miles
$
Purchase of Miles
2
1
Purchase of Miles
Co-Brand / Accrual Partners
MileagePlus
Manages currency program and redemption activity
$
Redemption of Miles
3rd Party Redemption Partners
3

1 Monthly / quarterly purchase of miles

- Chase / Visa co-brand agreements recently extended into 2029
- 3 to 5-year contracts for many other third-party partners
- Purchase price per mile determined by partner contracts

2 Monthly purchase of miles

- Guaranteed minimum margin of 20%[1]
- 20-year operating agreement from closing of transaction

3 Redemption of miles

- MPH has the ability to adjust price and influence redemption of miles
- Ability to maintain margins

[1] The price at which United buys miles from MPH is subject to adjustment such that MPH's United related EBITDA margin (defined as the quotient of (i) United related revenue, *minus* MPH operating expenses excluding depreciation and amortization, *minus* estimated future redemption cost of miles sold, divided by (ii) United related revenue) is at least 20%.

UNITED MileagePlus 12

13 4 3 ▪ First - priority security interest in critical IP , enhanced by bankruptcy - remote IP SPV and pledge of IP license ▪ Collection account provides access to cash collections at MPH ▪ Collection account structure and cash trap mechanism ensures that debt service 1 is paid out of gross cash collections before any funds are released to MPH for operating expenses and redemption costs ▪ Robust de - leveraging mechanism based on predefined quarterly DSCR test 3 offers additional protection in case of a prolonged downturn ▪ Additional credit support provided via (1) guarantees from parent & certain OpCos and (2) interest service reserve account Innovative financing backed by critical asset of United 1 First facility to unlock value of an airline loyalty program, offering investors security in a critical asset of United, further bolstered by bespoke structural enhancements 2 3 4 5 Scheduled debt service 1,2 1 50% excess CF sweep based on predefined triggers 2,3 2 Excess cash released to MPH to pay Opex & redemptions 3 $ Cash Collections from United & 3 rd Parties 2 1 Each month, so long as no Early Amortization Event is in effect, an amount equal to 1/3 of interest and fees due for the quarterly reporting period will be trapped in the Collection Account. 1/3 of scheduled amortization will also be required to be trapped in the Collection Account if United does not maintain liquidity and ratings conditions. Quarterly Cash Flow 2 Excludes additional reductions from waterfall such as reserve top - ups and agent expenses. 3 Debt Service Coverage Ratio (“DSCR”) test based on peak quarterly debt service.

MileagePlus Key Highlights

15 Key highlights of MileagePlus program 1 2 3 4 5 MileagePlus is critical to United’s core business and drives enhanced revenue generation Premium and growing member base with attractive demographics and high retention Strategic partnerships with leading brands and relationships with non - United air carriers and other partners Diversity of cash flow driving long - term track record of stable financial performance Attractive business model with strong and stable margins with the ability to nimbly control redemption costs

MileagePlus is critical to United's core business and drives enhanced revenue generation

MPH members contribute the majority of United's flight revenue and have a higher growth rate

- MPH drives a material portion of United's profitability
  - In 2019, MPH generated $1.8B EBITDA representing 26% of total United adjusted EBITDAR[1]
- MPH has grown in value contribution and importance to United

Contribution of MPH Members to United Flight Revenue



+1% CAGR
>50%
2015
2016
2017
2018
2019

[1] Adjusted EBITDAR for UAL and EBITDA for MPH are non-GAAP measures. For a reconciliation to GAAP, see Appendix B.

16

MileagePlus is critical to United's core business and drives enhanced revenue generation (cont'd)

MPH drives customer loyalty and "stickiness", resulting in higher spend with United

- MPH drives significant acceleration of revenue growth – flight revenues from members grew at an almost 10% CAGR from 2017 to 2019, approximately twice the growth rate for non-members
- For the 5 year period from Jan 2015 to Dec 2019, member yield (revenue per mile flown) was on average more than 50% higher than non-member yield
  - Member yields have grown 18% faster than non-member yields during this timeframe, resulting in materially higher revenue for every mile flown vs non-members

Average revenue to United per member from April 1, 2015 to March 31, 2020



4 x
14 x
25 x
Members with >5 year tenure vs members with < 5 years
Premier members vs non-premier members
Premier partner-engaged members vs non-premier non-partner engaged

Longer-term and higher status members contribute even more revenue to United

UNITED MileagePlus

17

18 1 Hub metros include New York, San Francisco, Chicago, Los Angeles, Houston, District of Columbia, and Denver. Premium and growing member base with attractive demographics and high retention 2 Age Demographics Years in Program Income Range Member Geography¹ MPH has a highly attractive member base with above average income, long tenure in program and located in attractive geographies 17% 65% 15% 4% 30 - 64 <18 65+ 18 - 29 49% 13% 38% 5 - 10 years 5 - 10 years <4 years <4 years 10+ years 10+ years 19% 11% 65% 5% $25K - $54K $25K - $54K <$25K $55K - $99K $55K - $99K $100K+ 13% 7% 6% 6% 52% 5% NYC CHI Non - Hub SF LA 6% HOU DC 4% DEN Hub 48%

Premium and growing member base with attractive demographics and high retention (cont'd)

2


Strong growth in MPH membership
Active Member Growth
Total Member Growth
6%
4%
9%
5%
2018
2019

MPH Drives Strong Customer Retention	▪ **51%** of the active member[1] population enrolled 5+ years ago ▪ **86%** of Premier members enrolled 5+ years ago
MPH Drives Increased Revenue Contribution	▪ On average, new members contribute **34%** more revenue to United in their first-year post-joining the program than non-members[2]
MPH Drives Higher Customer Satisfaction[3]	▪ Members have a **7 pt.** higher NPS than non-members ▪ Partner-engaged members have a **10 pt.** higher NPS than non-Partner-engaged members

MPH drives significant revenue, higher customer satisfaction and loyalty to United

[1] Active members are defined as MPH members who conducted flight or program activity in the past 18 months.
[2] Based on 2017 data.
[3] From July 2019 to December 2019. "NPS" refers to Net Promoter Score a customer research-based satisfaction score.

UNITED MileagePlus 19

20 Strategic partnerships with leading brands and relationships with non - United air carriers and other partners 3 Partnership Type Air & Currency Partnerships (39) Non - Air Partnerships (51) Co - Brand / Payment Partnerships (21) Deep, long standing ecosystem of accrual and redemption partners: Over 110 total partners 50+ accrual & redemption partners, 50+ accrual only partners, and 10 redemption only partners 17 11 11 Hotel Lifestyle Retail Entertainment Other Travel 6 2 15 6 14 Europe/ME/Africa Asia/Pacific Americas U.S.A. International Global Other 1 14 2 4 In Home 6 Financial 2

21 34% 27% 29% 66% 73% 71% $ 3,624 $ 5,072 $ 5,330 2017 2018 2019 Cash flow from sales to 3rd parties (M) Cash flow from sales to United (M) ▪ Over 70% of 2019 cash flows originated from 3rd parties (which include spend on co - branded credit card, other lifestyle retail/travel related activities such as booking on Marriott, and rental cars) 1 2017 cash flow from sales to third - parties are impacted by the utilization of a $865 million prepayment of miles sold in earlie r years. Diversity of cash flow driving long - term track record of stable financial performance MPH’s cash flow stream is broadly diversified across flight travel and consumer spending categories providing robust resiliency during downturns $ 865 Prepaid 4 During the 2008 - 2009 recession, United revenue declined 19% while MPH revenue only declined 2% MPH Revenue UAL Revenue (2%) (19%) 2009 2008 1

22 1 Defined as the ratio of miles issued to miles redeemed. 2 Adjusted EBITDAR for UAL and EBITDA for MPH are non - GAAP measures. For a reconciliation to GAAP, see Appendix B. Diversity of cash flow driving long - term track record of stable financial performance (cont’d) MPH has demonstrated resilient EBITDA independent of United performance and macroeconomic headwinds UAL Adj. EBITDAR (M) 2 $ 4,868 $ 7,915 $ 7,627 $ 6,411 $ 6,242 $ 7,096 $5,717 MPH EBITDA as % of UAL Adj. EBITDAR 25% 18% 24% 27% 30% 26% 33% $1,235 $1,443 $1,825 $1,724 $1,880 $1,828 $1,882 129% 125% 119% 118% 122% 123% 140% 100% 110% 120% 130% 140% 150% 0 500 1,000 1,500 2,000 2014 2015 2018 2017 2016 2019 TME 1Q20 MPH Earn / Burn Ratio (%) ¹ MPH EBITDA ($M) ² 4

23 Attractive business model with strong and stable margins with the ability to nimbly control redemption costs Example Levers to Adjust Non - Air Redemption Expense MPH has full discretion to use various levers to change both the awards offered to program members and the value of these awards, while the underlying award cost remains stable 5 MPH has the ability to reduce program expense and preserve margin using a variety of levers Example Levers 2 Description Redemption rate Increasing or decreasing number of miles required for any award Marketing Increasing or decreasing marketing promotions for non - air awards to influence demand Segment members Offering different non - air awards to different members based on behavior, status, etc. Example Levers to Adjust Air Redemption Expense MPH has a dynamic pricing engine that adjusts Air Award pricing in response to a variety of demand signals and discretionary levers to balance award availability (supply) with demand for Air Award seats Example Levers 1 Description Day of travel Increasing award pricing for peak days, reducing for off - peak days Revenue fare displacement Adjusting award pricing based on expected foregone revenue for United Segment members Variable pricing and availability for different program status levels, cardholder status, etc. 1 More than a dozen pricing triggers and levers influence United’s dynamic pricing engine for Air Awards, set at MPH’s discreti on. 2 Additional non - air redemption levers include Daily Caps (value and volume) and Award Availability.

MileagePlus Financial Overview

25 Growing program with engaged and loyal customers Miles issued by MPH (YOY) Actual miles redeemed (YOY) United 80 % Other 20 % Travel 97 % Other 3 % Redemption breakdown Travel vs non - travel United % of travel Given majority of redemptions are travel related, redemption costs are expected to be lower in the current COVID - 19 environment Growth rate in miles issued exceeds growth in miles redeemed Note: Travel includes other airlines and non - air travel like hotel and car rental. 2019 2017 2018 2018 2017 2019 Avg +6% Avg +4%

MileagePlus financials

(US$ in millions, unless otherwise noted)	2017[1]	2018	2019	3-Mo. Ended 31-Mar 2019	3-Mo. Ended 31-Mar 2020	12-Mo. Ended 31-Mar 2020
Selected Data						
Total Miles Issued Year over Year ("YoY") Change (%)[2]	2.9 %	7.7 %	6.2 %	9.1 %	(8.8)%	1.9 %
United	1.4 %	11.0 %	9.3 %	9.9 %	(19.3)%	2.3 %
Third Parties	3.8 %	5.6 %	4.2 %	8.7 %	(2.2)%	1.7 %
Cash Flow Statement						
Historical amounts, as reported						
Cash flow from sales						
Cash flow from sales to UA	$ 1,241	$ 1,368	$ 1,527	$ 341	$ 280	$ 1,466
Cash flow from sales to third parties	2,383	3,704	3,803	976	1,067	3,894
Total cash flow from sales	3,624	5,072	5,330	1,317	1,347	5,360
Cash flow provided by operations, net	$ 839	$ 2,231	$ 2,330	$ 506	$ 944	$ 2,768
Income Statement (millions)						
Revenue, net of redemptions	$ 1,874	$ 2,002	$ 1,938	$ 466	$ 517	$ 1,989
Operating expense excluding depreciation and amortization	150	122	110	29	26	107
Earnings before interest, income taxes, depreciation and amortization ("EBITDA")	$ 1,724	$ 1,880	$ 1,828	$ 437	$ 491	$ 1,882
Depreciation and amortization	8	7	6	2	2	6
Interest income (expense) and other non-op	71	208	211	44	59	226
Income tax expense	1,416	456	455	107	122	470
Net Income	$ 371	$ 1,625	$ 1,578	$ 372	$ 426	$ 1,632
Balance Sheet (millions)						
Total assets	$ 8,568	$ 10,706	$ 12,505	$ 10,541	$ 12,886	
Frequent flyer deferred revenue	5,569	5,843	6,161	5,828	6,454	
Total other liabilities	439	678	581	156	243	
Total stockholders' equity	2,560	4,185	5,763	4,557	6,189	

[1] 2017 cash flow from sales to third-parties are impacted by the utilization of a $865 million prepayment of miles sold in earlier years. [2] Represents the change in the MileagePlus miles sold (in total and separately to United and third parties) for the period presented to the corresponding period in the prior year.

UNITED MileagePlus

26

COVID-19's impact on MPH cash flows

(millions)	Apr. and May (cumulative) 2019	Apr. and May (cumulative) 2020	YOY %
Cash collections	~$870	~$455	~(50%)
Actual Miles redeemed			~(135%)
Less: redemption cost	~$515	~($165)	~(130%)
Less: Operating expenses (Excl. D&A)	~$20	~$10	~(50%)
Net cash flow	**~$330**	**~$590**	**~80%**

Impact to airline demand has been severe, but strong third-party relationships ensure miles are still issued

- Miles earned on United are down ~97% for April and May combined, which negatively impacts cash inflows for MPH
  - However, members are still engaging with United's third parties

As demand for redemptions has decreased, miles returned to customers' accounts for cancelled flights are exceeding new bookings

- ~83% decline in miles redeemed, lowering MPH's cash outflows
- ~126% increase in miles returned due to cancellations, resulting in cash flowing back to MPH from United
- Importantly, miles returned were nearly 3x greater than miles redeemed

Managed operating expenses to reflect reduced demand

Higher net cash flows for MPH over this period

UNITED MileagePlus 27

Transaction Structure Overview

Proposed transaction structure



Security Interest
Co-Borrowers
Guarantors
United Airlines Holdings, Inc. ("UAL")
100% Ownership
Non-guarantor subsidiaries of United Airlines Holdings, Inc.
Parent Subsidiary Guarantors
100% Ownership
United Airlines, Inc. ("United")
Transfer of Mileage Plus IP[2]
Intercompany Loans
IP Sub-license
100% Ownership
Cash payments (1) from United to MPH to purchase miles and (2) from MPH to United for mileage redemption governed by Intercompany Agreements
Mileage Plus Intellectual Property Assets, Ltd. ("IPCO")[1]
IPCO Assets (incl. IP)
Collection & Reserve Accounts[4]
Transfer of Mileage Plus IP[2]
IP License
Licensing Fee
Mileage Plus Holdings, LLC ("MPH")
MPH Assets
MPH Revenue Account[3]
Co-Brand Agreement and Other Agreements
Third Party Payments
Third Parties
United Mileage Plus Miles
Principal & Interest
Loan
100% indirect equity ownership
100% Ownership
Lenders/Noteholders
MPH I, Inc.
Mileage Plus Marketing, Inc.
100% Ownership
Mileage Plus, Inc.
United MileagePlus Cardholders & clients of other MileagePlus Partners

[1] IPCO is indirectly wholly-owned by MPH; [2] MileagePlus IP (other than the Madrid IP) will first be transferred from MPH and United to MPH IP HoldCo and UAI IP HoldCo, respectively. It will then be transferred to the Aggregator and from the Aggregator to IPCo.; [3] The MPH Revenue Account is in the name of MPH, established with JPMorgan Chase Bank, N.A. and subject to a perfected first-priority lien for the benefit of the Master Collateral Agent and all Lenders/Noteholders. Amounts will be swept on a daily basis to the Collection Account; [4] The Collection and Reserve Accounts to be in the name of IPCO, established with Wilmington Trust, National Association and subject to a perfected first-priority lien for the benefit of the Master Collateral Agent and all Lenders/Noteholders.

UNITED MileagePlus

29

30 Term Description Borrowers • Mileage Plus Holdings, LLC (“ MPH ” or “ Company ”) • Mileage Plus Intellectual Property Assets, Ltd. (newly - formed bankruptcy - remote - structured Cayman SPV to hold all IP collateral) (“ IPCO ”) Parent Guarantors • United Airlines Holdings, Inc. (“ Parent ”) • United Airlines, Inc. (“ United ”) Subsidiary Guarantors • Company Subsidiary Guarantors : MPH I, Inc., Mileage Plus, Inc., Mileage Plus Marketing, Inc. and each subsidiary of the Company • Parent Subsidiary Guarantors : Each subsidiary of Parent (other than United, a Borrower or a Company Subsidiary Guarantor) that is not an “Excluded Subsidiary” Format • Senior secured floating rate term loan (“Loan”) 1 Facility Size • $5bn Administrative Agent • Goldman Sachs Bank USA Master Collateral Agent and Account Bank • Wilmington Trust, National Association Lead Arrangers • Goldman Sachs Lending Partners LLC, Barclays Bank PLC and Morgan Stanley Senior Funding, Inc. Tenor • 7 years legal final Amortization • 2 - year interest only period until, amortizing until maturity thereafter Call Protection • Non - callable for a period TBD followed by declining call premiums thereafter Summary of key transaction terms (1/4) 1 The Loan may be replaced or refinanced in whole or in part with privately placed debt securities secured on a pari passu basis by the same collateral.

Summary of key transaction terms (2/4)

Term	Description
Security	• Senior guarantees from (i) the Parent Guarantors and (ii) the Parent Subsidiary Guarantors • Senior secured guarantees from the Company Subsidiary Guarantors • First-priority perfected pledge (subject to permitted liens) of United's equity interests in MPH • First-priority perfected security interest (subject to permitted liens) in the Collection Account, the Payment Account, the MPH Revenue Account and the Reserve Account • First-priority perfected security interest (subject to permitted liens) in substantially all current and to-be-acquired other tangible and intangible assets of the Co-Borrowers and the Company Subsidiary Guarantors, including (a) (i) (subject to permitted liens) all intellectual property required for the MileagePlus program (which will be transferred to IPCO prior to closing) and (ii) United's and MPH's rights under the intellectual property license agreement among IPCO, MPH, United and the Guarantors (see "MPH License –United Sublicense Summary of Terms") and (b) the Intercompany Agreements between MPH and United pursuant to which United purchases miles from MPH • Any future co-branding or similar agreements, and any future UAL or MPH mileage or similar loyalty program, will be required to be included in the collateral and pledged to secure the Loans on a first priority basis
MileagePlus Agreements	• All currently existing, future and successor co-branding, partnering or similar agreements entered into in connection with the MileagePlus program, including the co-brand agreements with payment partners
Accounts / Simplified Waterfall	• **MPH Revenue Account and Collection Account**: All revenues of MPH and its subsidiaries will be required to be deposited into an account of MPH, subject to control of the Master Collateral Agent, which account will be swept daily into a segregated collection account (the "Collection Account") established with the Master Collateral Agent and pledged to secure the Loans on a first-priority basis. Amounts received in the Collection Account will be applied as follows: — *First*, to pay the agents' fees and expenses; — *Second*, to pay interest and quarterly amortization due under the Facility; — *Third*, to fund the Reserve Account up to the DSRA Required Balance; — *Fourth*, if an Early Amortization Event exists, 50% of all amounts that have been trapped to pay outstanding principal; and — *Fifth*, if no Early Amortization Event or Default or Event of Default exists, all remaining amounts will be remitted to the Co-Borrowers • **Reserve Account**: equivalent to 3 months of interest service (funded upfront) (the "DSRA Required Balance") • **Payment Account**: Prior to each quarterly payment date, amounts required to pay debt service due under the Facility will be transferred to a segregated account which is under the sole control of the Master Collateral Agent

UNITED MileagePlus 31

Summary of key transaction terms (3/4)

Term	Description
Affirmative and Negative Covenants	• Usual and customary for financings of this kind, including standard reporting covenants, separateness covenants with respect to IPCO and limitations on changes to the MileagePlus program and material modifications to the material MileagePlus Agreements (including changes to pricing terms), subject to MAE standard
Financial Covenants	• Parent to maintain minimum liquidity of at least $2bn
Peak Debt Service Coverage Ratio ("Peak DSCR")	• To be defined as the ratio of (i) all collections received in the Collection Account during a particular quarterly reporting period ("Collections") to (ii) maximum quarterly debt service (which for the purpose of the calculation includes scheduled quarterly amortization, even during the interest-only period) • To the extent that Collections are insufficient to satisfy the Peak DSCR test, MPH will have the right to deposit funds in the Collection Account in an amount sufficient to cure such deficiency, subject to certain limitations
Early Amortization Events	• If an Early Amortization Event is triggered, 50% of Collections (in excess of required debt service) will be applied to repay a portion of the outstanding principal • An Early Amortization Event will be triggered if: — Failure to satisfy the Peak DSCR Test (for determination dates in): – Sep 2020 / Dec 2020 / March 2021: 0.75x – Jun 2021 / Sep 2021 / Dec 2021: 1.00x – March 2022 / Jun 2022: 1.50x – Thereafter: 2.00x — An Early Amortization Event shall have occurred under any *pari passu* indebtedness — Occurrence of an Event of Default; or — Insufficient Reserve Account balance

UNITED MileagePlus

32

Summary of key transaction terms (4/4)

Term	Description
Permitted Junior Indebtedness	• Incurrence of additional junior secured debt will be permitted up to $750mm and subject to various conditions, including (i) rating agency confirmation, (ii) lien and payment subordination terms consistent with agreed terms or satisfactory to the Administrative Agent, (iii) no Event of Default and (iv) WAL no shorter than remaining WAL under the Loan. Any additional junior debt beyond $750mm will be subject to total secured debt / Collections > 1.6x
Events of Defaults	• Usual and customary for financings of this kind (subject to grace periods and materiality thresholds), including: — Inaccuracy of representations and warranties — Breach of covenants — Nonpayment of principal, interest, fees or other amounts — Bankruptcy, insolvency and similar events with respect to a Borrower or a Company Subsidiary Guarantor — Cross-acceleration with respect to other material debt of a Loan Party (excluding a cross-acceleration as a result of a bankruptcy, insolvency or similar events with respect to a Parent Guarantor or any Parent Subsidiary Guarantor) or cross-default with respect to other material debt of a Company Subsidiary Guarantor — Material judgments against a Loan Party or material subsidiary — Certain ERISA events — Exit, termination or cancellation of the MileagePlus program or termination, expiration, cancellation of any significant MileagePlus Agreement (unless replaced) — Material modification to any significant MileagePlus Agreement without Required Lenders' consent — Termination or cancellation of an IP License — Failure to comply with certain milestones upon the occurrence of a bankruptcy of a Parent Guarantor and/or Parent Subsidiary Guarantors — Failure to maintain independent manager at each Borrower — Failure of the Parent and United to own 100% of the equity interests in each Borrower or failure of MPH to own 100% of the equity interests in IPCO — Invalidity of the loan documents
Governing Law and Jurisdiction	• New York

UNITED MileagePlus 33

34 MPH License – summary of key terms (1/2) Term Description Licensor • Mileage Plus Intellectual Property Assets, Ltd. (newly - formed, bankruptcy - remote Cayman special - purpose vehicle) (“ IPCO ”) Licensee • Mileage Plus Holdings, LLC (“ MPH ”) License Grant • IPCO grants to MPH an exclusive, royalty - bearing, worldwide license to use intellectual property required to operate the MileagePlus program (the “ MileagePlus IP ”), including: – Data : Customer data generated or produced as part of the MileagePlus program (e.g. member name and contact information, MileagePlus numbers, communication and promotion opt - ins, and accrual and redemption history) – Domain Names : the domain names associated with the MileagePlus program (e.g. mileageplus.com) – Copyrights : registered copyrights and applications for registration of copyrights – Patents : patents and patent applications (e.g. mobile payment system with reward points) – Trademarks : trademarks, service marks, trade names, logos (e.g. “MileagePlus”, “Premier” , “Premier Executive”) – Software : software related to the MileagePlus Program, including the MileagePlus X Mobile App Term • Perpetual until termination pursuant to a Termination Event. License Fee • Monthly fee equal to all revenues of MPH during the previous month. The License Fee will be paid in daily installments through daily sweeps from the MPH Revenue Account to the Collection Account. Non - Compete • MPH will covenant that it will not and will not permit its subsidiaries to establish, create, or operate any other loyalty program unless substantially all of the other loyalty program’s revenues, intellectual property and member data, third - party contracts and intercompany agreements, are pledged as collateral to the on a first lien basis . Subject to certain conditions United may maintain another loyalty program in connection with its acquisition of another com mer cial airline carrier.

MPH License – summary of key terms (2/2)

	Description
Termination Events	• The following events will be Termination Events under the MPH License: – Payment default (subject to materiality thresholds and cure periods to be agreed) – Breaches of covenants and representations and warranties under the MPH License (subject to materiality thresholds and cure periods to be agreed) – Breach of the Non-Compete (subject to cure period to be agreed) – Use of MileagePlus IP by MPH or a sub licensee other than as permitted under the MPH License – MPH bankruptcy – Invalidity of the MPH License or MPH, United or Parent contest the validity or enforceability of the IP Contribution Agreements or the MPH License – Occurrence of an event of default under the Facility, including failure of United to take actions to assume IP Licenses after United bankruptcy or Borrower change of control – Termination of United Sublicense • Termination Events due to breach of non-compete, MPH bankruptcy, MPH, United or Parent contesting the validity or enforceability of the IP Contribution Agreements or MPH Licenses, event of default under the facility due to failure to assume IP Licenses or Borrower change of control, and termination of United Sublicense will result in automatic termination of MPH License without notice. On the occurrence of other Termination Events, IPCO or the Master Collateral Agent may terminate the MPH License upon notice. • Upon the termination of the MPH License as a result of Termination Event, MPH will immediately cease to be entitled to use and will immediately be required to cease all use of any and all MileagePlus Intellectual Property.
Governing Law	• New York

UNITED MileagePlus 35

36 United Sublicense – summary of key terms (1/2) Term Description Licensor • MPH Sublicensee • United Airlines, Inc. (“ United ”) Sublicense Guarantors • United Airlines Holdings, Inc. (“ UAL ”) and all “Subsidiary Guarantors” under the Facility Sublicense Grant • MPH grants UAL a non - exclusive, royalty - bearing, worldwide sublicense to all the MileagePlus IP licensed to MPH under the MPH License Term • Perpetual until terminated due to Termination Event Sublicense Fee • Amounts due and payable by United to MPH every month under the Intercompany Agreements. All payments of the Sublicense Fee will be payable on the same day such payments are due under the Intercompany Agreements in immediately available funds, which payments shall be made in to the MPH Revenue Account. Non - Compete • United will covenant that it will not and will not permit its subsidiaries to establish, create, or operate any other loyalty program unless substantially all of the other loyalty program’s revenues, intellectual property and member data, third - party contracts and intercompany agreements, are pledged as collateral to the Facility on a first lien basis . Subject to certain conditions United may maintain another loyalty program in connection with its acquisition of another commercial airline carrier.

United Sublicense – summary of key terms (2/2)

	Description
Termination Events	• The following events will be Termination Events under the United Sublicense: – Payment default (subject to materiality thresholds and cure periods to be agreed); – Breaches of covenants and representations and warranties under the United Sublicense (subject to materiality thresholds and cure periods to be agreed); – Breach of the Non-Compete (subject to cure period to be agreed) – Use of MileagePlus IP by United or a sub licensee other than as permitted under the United Sublicense – Invalidity of the United Sublicense or United contests the validity or enforceability of the IP Contribution Agreements or the United Sublicense – Occurrence of an event of default under the Facility, including failure of United to take actions to assume the IP Licenses after United bankruptcy or Borrower change of control – Termination of MPH License • Termination Events due to breach of non-compete, event of default under the facility due to failure to assume IP Licenses or Borrower change of control, and termination of MPH License will result in automatic termination of United Sublicense without notice ("Automatic Termination Events") • Upon the termination of the United Sublicense as a result of Termination Event, United will immediately cease to be entitled to use and will immediately be required to cease all use of any and all MileagePlus Intellectual Property.
Sublicense Termination Payment / Liquidated Damages Claim	• If the United Sublicense is terminated due to an Automatic Termination Event or a Termination Event due to non-payment of the Sublicense Fee or a payment event of default under the Facility, a License Termination Payment will be automatically due and payable. The amount of liquidated damages will be equal to (x) the present value of all future payments of the Sublicense Fee, assuming a fixed annual Sublicense Fee of $1.4 billion from the date of termination through the date that is the 30th anniversary of the date of the United Sublicense, discounted to the termination date at a rate of 10% per annum minus (y) the recovery value of the MileagePlus IP.
Guaranty	• All obligations of United under the United Sublicense (including payment of the Sublicense Termination Payment) will be unconditionally and irrevocably and jointly and severally guaranteed by the Guarantors
Governing Law	• New York

UNITED MileagePlus 37

United Recent Developments

United recent demand trends

- United continues to see a steady improvement in demand in the domestic United States and certain international destinations
  - More than 70% reduction in customer cancellation rates since the high rates experienced in April 2020
  - June ticketed passenger revenue is expected to be up close to 400% versus April
- Net bookings for the remainder of 2Q20 and 3Q20 have remained positive since the end of May
  - As a result, July 2020 capacity is expected to be down ~75% – almost double the June 2020 schedule
  - July passenger revenue is expected to be up 50% to 100% compared to June 2020 passenger revenue estimates

	April 2020	May 2020	June 2020[3]	July 2020[3]
Available seat miles YOY	**Down 88%**	**Down 88%**	**Down ~85%**	**Down ~75%**
Domestic	*Down 84%*	*Down 85%*	*Down ~85%*	*Down ~70%*
International	*Down 93%*	*Down 92%*	*Down ~90%*	*Down ~80%*
Passenger Load Factor	**16%**	**35%**	**~50%**	**~55%**
Domestic	*13%*	*39%*	*~60%*	
International	*20%*	*25%*	*~40%*	
Ticketed Passenger Revenue YOY[2]	**Down 98%**	**Down 95%**	**Down ~90%**	**Down 82% - 88%**
Gross Bookings YOY[3]	**Down 87%**	**Down 82%**	**Down 73%[4]**	

- Cargo revenues continue to be strong and are expected to be up over 30% in 2Q20 compared to 2Q19
  - These results support international cargo-only flying and have been a significant driver of revenue and cash flow to United
- Including cargo and other revenue, total revenue is expected to be down ~88% in the 2Q20 compared to 2Q19

[1] Reflects data through June 12, 2020. [2] Ticketed passenger revenue is a component of total passenger revenue. It excludes ancillary fees and frequent flyer revenue (including both passengers flying on awards and the deferred revenue associated with frequent flyer miles earned will traveling) among other items, which are reported as part of passenger revenue. It also excludes passenger revenue associated with expired tickets, other airline interline billing differences, certain travel agency commissions, charters, customer compensation for oversold flights, and changes fees. [3] Gross bookings include new bookings made for all future time periods as compared to the corresponding month in 2019. [4] June gross bookings reflect MTD bookings through 6/13/2020

UNITED MileagePlus

39

United is continually adjusting capital and operating expenditures to maintain a strong liquidity position

Operating Expenses	▪ Operating expenses, excluding special charges, in 2Q20 are expected to decline ~53% compared to 2Q19; operating expenses excluding special charges, salaries and depreciation are expected to decline by ~72% in 2Q20 or $4.6B[1] ▪ Cutting discretionary operating costs: – CEO and President forgoing 100% of respective base salaries through year-end, Officers have had base salary reductions and no annual bonus and non-employee directors waived 100% of cash compensation – Suspended merit salary increases for management and administrative employees, instituted a hiring freeze, offered voluntary, unpaid leaves of absences for U.S.-based employees (>20K employee participation) – Slashed spending on vendors and outside contractors – Reduced promotional spend: over $60 million in expected savings in 2020
Adjusted Capital Expenditures[2]	▪ On track to achieve more than $2.5 billion of reductions in adjusted capital expenditures, bringing expected full-year adjusted capital expenditures to below $4.5 billion – Stopped over 200 real estate projects deemed non-critical to the operation – Reduced spending on over 300 technology-enabled initiatives: approximately $300 million in projected savings in 2020 ▪ Plan to only take delivery of aircraft in 2020 and 2021 that have financing in place
Share Repurchases	▪ Suspended share buybacks under share repurchase program on February 24, 2020 and terminated the program on April 24, 2020

Expects average daily cash burn[3] to be at low end of previously-provided guidance range at ~$40M/day for the second quarter and to be ~$30M/day for the third quarter

[1] Operating expenses excluding special charges, salaries and related costs and depreciation is a non-GAAP measure and certain components, including special charges, are not determinable at this time. Accordingly, United is not providing this guidance on a GAAP basis. [2] Non-GAAP measure that includes projects acquired through the issuance of debt and finance leases. Non-cash capital expenditures are not determinable at this time. Accordingly, United does not provide capital expenditures guidance on a GAAP basis. [3] Cash burn is defined as: Net cash from operations, less investing and financing activities. Proceeds from the issuance of new debt (excluding expected aircraft financing), government grants associated with the Payroll Support Program of the CARES Act and issuance of new stock are not included in this figure.

UNITED MileagePlus 40

United plans to maintain strong liquidity position despite operating environment

Liquidity Sources

Term Loans	Equity	Revolving Credit Facility (undrawn)	CARES Act PSP Grant & Unsecured Loan[1]	Potential additional CARES Act Secured Loan[2]	MPH Facility[2]	$20B+ Projected Available Liquidity
$2.75B	*$1.1B*	*$2.0B*	*$5.0B*	*$4.5B*	*$5.0B*	

- **Term Loan Financing:** Raised $2.75 billion in three separate Term Loan facilities backed by aircraft (March 9th), spare parts (March 20th) and spare engines (April 7th)
- **Equity Issuance:** Executed equity issuance of 43.2 million shares for ~$1.1 billion (April 21st & April 30th)
- **Revolving Credit Facility:** $2 billion available under undrawn revolving credit facility
- **CARES Act**: Entered into agreement to receive approximately $5.0 billion from the U.S. Treasury Department through the Payroll Support Program (~$3.5 billion will be a direct grant and ~$1.5 billion will be in the form of a promissory note)
  - Potential ability to draw $4.5 billion in additional secured loan pursuant to the Loan Program of the CARES Act

Expects to have ~$17B of available liquidity at end of 3Q20 pro forma for this transaction and the $4.5B expected to be available to United through the CARES Act loan program

[1] Year-to-date have received $3.5B of proceeds; with $1.5B still expected to be received.
[2] Potential CARES Act Secured Loan and MPH Facility have not yet been drawn.

UNITED MileagePlus 41

42 CARES Act offers United flexibility for future funding ▪ United is receiving approximately $5.0 billion from the U.S. Treasury Department through the Payroll Support Program under the CARES Act in the form of an approximate $3.5 billion grant and an approximate $1.5 billion 10 - year loan which will be used to pay the salaries and benefits of employees through Sept. 30, 2020. United has received $3.5 billion of the proceeds to date. – UAL will issue to the U.S. Treasury Department warrants to purchase an aggregate of approximately 4.6 million shares of UAL common stock at a strike price of $31.50 per share 1 ▪ Under the Loan Program of the CARES Act, UAL has the potential ability, through September 30, 2020, to borrow up to approximately $4.5 billion for a term of up to five years from the U.S. Treasury Department – United continues to work with the U.S. Treasury Department on the CARES Act Loan Program loan, and it is UAL’s expectation that, if UAL takes the loan, it will use available slots, gates and routes collateral. United believes it has sufficient slot s, gates and routes collateral available to meet the collateral coverage that may be required for the full $4.5 billion available to UAL u nde r the Loan Program – If United borrows any amounts under the Loan Program, UAL expects to issue to the U.S. Treasury Department warrants to purchase shares up to approximately 14.2 million shares of UAL common stock, depending on amount of loans drawn, at a strike price of $31.50 per share 1 – We expect this loan will be a 5 - year senior secured term loan, with interest at L + 300 bps 1 Represents the closing price of UAL's common stock on The Nasdaq Stock Market on April 9, 2020.

Appendix A: United liquidity and capitalization

Pro Forma Liquidity Statistics

($ in millions)	Liquidity
As of 3/31/2020	
Cash, Cash Equivalents & Short-Term Investments	$ 5,221
Revolving Credit Facility	2,000
Total Liquidity at 3/31/2020	**$ 7,221**
Pro Forma For Transaction and Financings to Date	
Common equity issuance proceeds[1]	1,114
70% of CARES Act Grant	2,459
CARES Act PSP Unsecured Notes	1,012
Senior Secured Term Loan (Spare Engine Bridge)	250
New MPH Funding Facility	*~5,000*
Total Liquidity Post-Transaction	**$ 17,056**
Pro Forma For Remaining CARES Act Liquidity	
CARES Act Secured Loan	$ 4,483
Additional CARES Act PSP Unsecured Notes	446
Remaining 30% of CARES Act Grant	1,041
Total Liquidity Post-Transaction and CARES Act	**$ 23,026**

Capitalization Table

	Actual			Pro Forma
($ in millions)	12/31/2019	3/31/2020	Δ	3/31/2020
Cash, Cash Equivalents & Short-Term Investments	$ 4,944	$ 5,221	*$ 6,262*	$ 11,483
Common equity issuance proceeds			*1,114*	1,114
70% of CARES Act Grant			*2,459*	2,459
Total Cash & Equivalents	**$ 4,944**	**$ 5,221**	**$ 9,835**	**$ 15,056**
Revolving Credit Facility	-	-		-
Fixed Rate Notes Payable (EETCs)	9,615	9,761		9,761
Floating Rate Notes Payable	1,970	2,041		2,041
First Lien Term Loan B	1,459	1,455		1,455
Senior Secured Term Loan (Used Aircraft Facility)	-	2,000		2,000
Senior Secured Term Loan (Spare Parts Facility)	-	500		500
Senior Secured Term Loan (Spare Engine Bridge)	-	-	250	250
Finance Leases	266	428		428
New MPH Funding Facility	-	-	*~5,000*	*5,000*
Total Secured Debt	**$ 13,310**	**$ 16,185**	**$ 5,250**	**$ 21,435**
Senior Unsecured Notes	$ 1,350	$ 1,350		1,350
CARES Act PSP Notes	-	-	1,012	1,012
Other	339	348		348
Total Unsecured Debt	**$ 1,689**	**$ 1,698**	**$ 1,012**	**$ 2,710**
Operating Lease Liabilities	5,632	5,748		5,748
Unamortized Discount, Deferred Fees and Adjustments	*(181)*	*(202)*	*-*	*(202)*
Total Debt	**$ 14,999**	**$ 17,883**	**$ 6,262**	**$ 24,145**
Total Debt Inclusive of Operating Leases & Deferred Fees	**20,450**	**23,429**	**6,262**	**29,691**
LTM Adj. EBITDA	**$ 6,808**	**$ 5,460**		**$ 5,460**
LTM Adj. EBITDAR	**7,096**	**5,717**		**5,717**
Credit Statistics[2]				
Total Debt and Leases / Adj. EBITDAR	2.9 x	4.1 x		5.2 x
Net Total Debt and Leases / Adj. EBITDAR	2.2	3.2		2.6
Total Adj. Debt / Adj. EBITDAR	3.2	4.5		5.6

Note: Common equity issuance, CARES Act items and Spare Engine Bridge were done after 3/31/2020; Revolving Credit Facility was undrawn as of 3/31/2020

[1] Represents proceeds from equity issuance completed in April 2020. [2] Adjusted total debt is a non-GAAP measure that includes current and long-term debt, operating lease obligations and finance lease obligations and noncurrent pension and postretirement obligations; adjusted EBITDAR is a non-GAAP measure that measures adjusted earnings before interest, income taxes, depreciation, amortization, aircraft rent and excluding special charges, and unrealized (gains) losses impact of investments. For a GAAP to non-GAAP reconciliation, see Appendix B.

UNITED MileagePlus 44

Appendix B: Reconciliation of GAAP to Non-GAAP financial measures

UAL provides financial metrics, including earnings before interest, taxes, depreciation and amortization and aircraft rent (EBITDAR), excluding special charges and nonoperating special items, and adjusted debt, that we believe provides useful supplemental information for management and investors. EBITDAR is adjusted for special charges that management believes are not indicative of UAL's ongoing performance.

(in millions)	Twelve Months Ended March 31,	Year Ended December 31,					
UAL EBITDAR	**2020**	**2019**	**2018**	**2017**	**2016**	**2015**	**2014**
Net income (GAAP)	$1,013	$3,009	$2,122	$2,143	$2,234	$7,340	$1,132
Adjusted for:							
Interest expense	714	731	670	626	674	669	735
Interest capitalized	(84)	(85)	(65)	(74)	(72)	(49)	(52)
Interest income	(130)	(133)	(101)	(57)	(42)	(25)	(22)
Income tax expense (benefit)	420	905	526	880	1,539	(3,121)	(4)
Special charges before income taxes	291	246	487	176	745	326	443
Nonoperating special items	880	-153	5	0	(108)	202	74
Depreciation and amortization	2,356	2,288	2,165	2,096	1,977	1,819	1,679
Adjusted EBITDA (Non-GAAP)	5,460	6,808	5,809	5,790	6,947	7,161	3,985
Aircraft rent	257	288	433	621	680	754	883
Adjusted EBITDAR, excluding special charges and nonoperating special items (Non-GAAP)	$5,717	$7,096	$6,242	$6,411	$7,627	$7,915	$4,868

45

46 Appendix B: Reconciliation of GAAP to Non - GAAP financial measures (cont’d) (in millions) Three months ended March 31, Twelve months ended March 31, Year Ended December 31, MPH EBITDA 2020 2019 2020 2019 2018 2017 2016 2015 2014 Net income (GAAP) $426 $372 $1,632 $1,578 $1,625 $371 $1,214 $911 $806 Adjusted for: Interest expense (income) (59) (44) (226) (211) (208) (71) 14 (26) (29) Income tax expense 122 107 470 455 456 1,416 588 547 445 Depreciation and amortization 2 2 6 6 7 8 9 11 13 EBITDA (Non - GAAP) $491 $437 $1,882 $1,828 $1,880 $1,724 $1,825 $1,443 $1,235 UAL provides financial metrics, including earnings before interest, taxes, depreciation and amortization (EBITDA), that we be lie ve provides useful supplemental information for management and investors.

Appendix B: Reconciliation of GAAP to Non-GAAP financial measures (cont'd)

UAL provides financial metrics, including earnings before interest, taxes, depreciation and amortization and aircraft rent (EBITDAR), excluding special charges and nonoperating special items, and adjusted debt, that we believe provides useful supplemental information for management and investors. EBITDAR is adjusted for special charges that management believes are not indicative of UAL's ongoing performance.

	As of March 31,	As of December 31,			
Adjusted Debt	2020	2019	2017	2013	2010
Current maturities of long-term debt	$4,055	$1,407	$1,565	$1,368	$2,411
Current maturities of finance leases[1]	59	46	78	117	252
Current maturities of operating leases[2]	688	686	949	—	—
Long-term debt	13,198	13,145	11,703	10,171	11,434
Long-term obligations under finance leases[1]	369	220	230	753	1,036
Long-term obligations under operating leases[2]	5,060	4,946	5,789	6,552	3,500
Non-current postretirement benefit liability	775	789	1,602	1,703	2,344
Non-current pension liability	1,514	1,446	1,921	1,650	1,473
Adjusted debt	$25,718	$22,685	$23,837	$22,314	$22,450
Pro-forma debt[3]	6,264				
Adjusted pro-forma debt	$31,982				

1 – Finance leases under ASC 842 are the same as capital leases under ASC 840.
2 – Operating lease liabilities were not recorded until the adoption of ASC 842. Per industry standards, prior to ASC 842, seven times aircraft rent is used.
3 – Pro-forma debt includes new debt already acquired by United after 3/31/2020 and the debt being contemplated by this presentation.

UNITED MileagePlus 47